UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, 11 th Floor

New York, NY 10020

(703) 992-9325

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

AIkido Pharma Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 22, 2022, AIkido Pharma Inc. (the “Company”) filed an amendment to its certificate of incorporation, as amended, with the Secretary of State of Delaware to change its corporate name from “AIkido Pharma Inc.” to “Dominari Holdings Inc.” (the “Name Change Amendment”). The Name Change Amendment was previously approved by the Company’s board of directors on December 5, 2022. The Name Change Amendment is filed as Exhibit 3.1 to this Current Report.

Item 7.01 Regulation FD Disclosure

On December 22, 2022, the Company issued a press release regarding the change in its corporate name and also a change in the Company’s trading symbol from “AIKI” to “DOMH”, effective with the opening of trading on December 22, 2022. A copy of such press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Certificate of Incorporation
99.1	Press release, dated as of December 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2022	DOMINARI HOLDINGS INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer

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